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                                                                   Exhibit 21.1


                         Subsidiaries of the Registrant

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Name of Subsidiary                           Jurisdiction of Organization
------------------                           ----------------------------

Pegasystems Limited                          England

Pegasystems Proprietary Limited              Australia

Pegasystems Investments Inc.                 United States

Pegasystems Worldwide Inc.                   United States

Pegasystems Company                          Canada

Pegasystems Private Limited                  Singapore

GDOO AB                                      Sweden

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